SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

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                               DIME BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                                                   March 6, 2000

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                   DIME COMMITTED TO MERGER WITH HUDSON UNITED


         NEW YORK, NY - MARCH 6, 2000- Dime Bancorp, Inc. (NYSE:DME), in response to a hostile acquisition attempt announced today by North Fork Bancorporation, Inc. (NYSE: NFB), issued a strong commitment to pursue its merger of equals with Hudson United Bancorp (NYSE: HU).

         "North Fork's offer is an attempt to destroy a transaction that is in the best interest of Dime, its shareholders and the communities it serves," said Lawrence J. Toal, Chairman and Chief Executive Officer of Dime. "We are strongly committed to this transaction, which will enhance the value of our company."

         Mr. Toal added that, as a matter of fiduciary responsibility to Dime shareholders, a meeting would be scheduled to consider North Fork's proposal in due course.

         The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank currently serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage-banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

                                      * * *

         Investors and security holders are advised to read the registration statement and other documents related to the Dime and Hudson merger currently available, Dime's solicitation/recommendation statement in response to North Fork when it becomes available and any amendments to these documents when they become available because they contain, or will contain, important information. Investors and security holders may obtain these documents, when available, and other documents filed by Dime with the Securities and Exchange Commission at the SEC's Internet web site (www.sec.gov) and these documents may be obtained for free from Dime by directing such request to Dime Bancorp, Inc., Investor Relations Department, 589 Fifth Avenue, New York, New York 10017, telephone
(212) 326-6170.

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